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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Airgas, Inc.:

      We consent to the incorporation by reference in the registration statements (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201,
33-64633, 333-08113, 333-37863, 333-46739, 333-60995, 333-61989 and 333-46266)
on Form S-3, (Nos. 333-23651, 333-68722, and 333-114499) on Form S-4 and (Nos.
33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112, 333-28261,
333-42023, 333-75256, 333-75258, 333-100187, 333-107872 and 333-117965) on Form
S-8 of Airgas, Inc. of our reports dated June 13, 2005, with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of earnings, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule and our report dated June 13, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of Airgas, Inc. Our report on the Consolidated Financial Statements of Airgas, Inc. and subsidiaries refers to a change in the Company's method of accounting for variable interest entities effective December 31, 2003.

/s/ KPMG LLP
Philadelphia, Pennsylvania
June 13, 2005